UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 25, 2018

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11001	06-0619596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut		06851
(Address of principal executive offices)		(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 25, 2018, Frontier Communications Corporation (“Frontier” or the “Company”) entered into amendments (the “Amendments”) to (i) its first amended and restated credit agreement, dated as of February 27, 2017, with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto, (ii) its credit agreement, dated as of June 2, 2014, with CoBank, ACB, as administrative agent, and the other lenders party thereto, and (iii) its credit agreement, dated as of October 12, 2016, with CoBank, ACB, as administrative agent, and the other lenders party thereto. Among other things, the Amendments replace the Company’s net leverage ratio maintenance test of 5.25 to 1.00 with a first lien net leverage ratio maintenance test which provides for a maximum first lien net leverage ratio of 1.50 to 1.00 as of the last day of any fiscal quarter, stepping down to 1.35 to 1.00 for the fiscal quarters ending June 30, 2020 and thereafter, providing Frontier with greater flexibility in executing on operational initiatives going forward. The Amendments also modify the covenants to provide for junior lien capacity on any indebtedness permitted under the credit agreements, while limiting the incurrence of first lien debt. Pursuant to the Amendments, Frontier agreed to, among other things, expand the security package to include the equity interests of certain subsidiaries not previously pledged.

The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Amendments, copies of which are filed with this report as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference herein.

Item 7.01. Regulation FD Disclosure

On January 25, 2018, Frontier issued a press release regarding the foregoing, a copy of which is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Amendment No. 2, dated as of January 25, 2018, to the First Amended and Restated Credit Agreement, dated as of February 27, 2017, among Frontier Communications Corporation, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto.

10.2	Fifth Amendment, dated as of January 25, 2018, to the Credit Agreement, dated as of June 2, 2014, among Frontier Communications Corporation, CoBank, ACB, as administrative agent, and the lenders from time to time party thereto.

10.3	Second Amendment, dated as of January 25, 2018, to the Credit Agreement, dated as of October 12, 2016, among Frontier Communications Corporation, CoBank, ACB, as administrative agent, and the lenders from time to time party thereto.

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: January 25, 2018	By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, Chief Legal Officer and Secretary